Exhibit 10.38

MEDTRONIC, INC.
2008 STOCK AWARD AND INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

          1.1.     Purpose. The purpose of this Medtronic, Inc. 2008 Stock Award and Incentive Plan (this “Plan”) is to give the Company and its Affiliates and Subsidiaries (each as defined below) a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code (as defined below), and to provide the Company and its Subsidiaries and Affiliates with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. This Plan is intended to be a successor to the Company’s Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. Executive Incentive Plan, the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan, and the Medtronic, Inc. 2003 Long-Term Incentive Plan, and to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for employees, directors, and other service providers, as well as annual bonus awards for the Company’s executive officers. Following the date that this Plan is approved by the Company’s shareholders, no further equity compensation awards shall be granted pursuant to any other Company plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans).

          1.2.     Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” shall have the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Performance Award granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” shall have the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

          (i)          “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform such Participant’s employment duties in any material respect, (C) the Participant’s prolonged absence from duty without the consent of the Company, (D) intentional engagement by the Participant in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” shall have the meaning set forth in Section 10.2.

          (k)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

          (l)          “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(m) “Common Stock” means common stock, par value $0.10 per share, of the Company.

(n) “Company” means Medtronic, Inc., a Minnesota corporation.

          (o)          “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

          (p)          “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees, officers and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate.

          (q)          “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(r) “Free-Standing SAR” shall have the meaning set forth in Section 5.3.

(s) “Full-Value Award” means any Award other than an Option, Stock Appreciation Right, or Performance Cash Award.

          (t)          “Good Reason” means a Termination of Employment during the two-year period following a Change of Control by a Participant if (i) such Termination of Employment constitutes a termination for “good reason” or qualifies under any similar constructive termination provision in any Individual Agreement applicable to such Participant, or (ii) if the Participant is not party to any such Individual Agreement, or if such Individual Agreement does not contain such a provision, any Termination of Employment following the occurrence of: (A) an involuntary relocation that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the applicable Change of Control, (B) a material reduction in either the Participant’s base pay or in the Participant’s overall compensation opportunity from the levels in effect immediately prior to the applicable Change of Control or (C) a material reduction in the Participant’s authority, duties or responsibilities below the levels in effect immediately prior to the applicable Change of Control. Notwithstanding the foregoing, a Termination of Employment shall be deemed to be for Good Reason under clause (ii) of this Section 1.2(t) only if the Participant provides written notice to the Company of the existence of one or more of the conditions giving rise to Good Reason within 90 days of the initial existence of such condition, the Company fails to cure such condition during the 30-day period (the “Cure Period”) following its receipt of such notice, and the Participant terminates employment within 180 days following the conclusion of the Cure Period.

(u) “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) takes action to select an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

          (v)          “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact qualifies.

          (w)          “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a Change of Control or Termination of Employment in anticipation of a Change of Control, as the case may be.

          (x)          “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(y) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

          (z)          “Other Stock-Based Awards” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(aa) “Option” means an Award granted under Section 5.1.

(bb) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(cc) “Performance Award” means a Performance Cash Award, an Award of Performance-Based Restricted Stock, or Performance Units, as each is defined herein.

(dd) “Performance-Based Restricted Stock” shall have the meaning given in Section 6.1.

(ee) “Performance Cash Award” shall have the meaning set forth in Section 9.

          (ff)          “Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre-or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more Affiliates, Subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) such Performance Goals shall be set by the Committee in the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder; and (iii) such Performance Goals shall be objective, preestablished performance goals within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (gg)         “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(hh) “Performance Units” shall have the meaning given in Section 7.1.

(ii) “Plan” means this Medtronic, Inc. 2008 Stock Award and Incentive Plan, as set forth herein and as hereafter amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

          (kk)         “Replaced Award” shall have the meaning given in Section 10.1.

          (ll)           “Replacement Award” shall have the meaning given in Section 10.1.

          (mm)       “Restricted Stock” shall have the meaning given in Section 6.

          (nn)          “Restricted Stock Units” shall have the meaning given in Section 7.

          (oo)          “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(pp) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(qq) “Share” means a share of Common Stock.

(rr) “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.3.

          (ss)          “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          (tt)          “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary or Affiliate of the Company) acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines.

(uu) “Tandem SAR” shall have the meaning set forth in Section 5.3.

          (vv)         “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

          (ww)       “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

          (xx)         “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2. Administration.

          2.1.     Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 11, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

          (b)          To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Performance Awards, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (h)          Subject to Sections 11 and 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

          (j)          To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

          2.2.     Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

          (a)          The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) Exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 11.4 below).

          (b)          Subject to Section 11.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

          2.3.     Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

          2.4.     Award Agreements. Unless otherwise determined by the Committee, the terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. Common Stock Subject to Plan.

          3.1.     Plan Maximums. Subject to adjustment as provided in Section 3.4, (a) the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 50,000,000, and (b) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 50,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury shares.

          3.2.     Rules for Calculating Shares Issued. For purposes of the limits set forth in Section 3.1 (but not for purposes of the limits set forth in Section 3.3), each Share that is subject to a Full-Value Award shall be counted as 3.0 Shares. To the extent that any Award under this Plan is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) for Awards under the Plan. If the exercise price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) to the Company, or if a SAR is settled for Shares, the gross number of Shares (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) subject to the Award shall nonetheless be deemed to have been issued for purposes of Section 3.1. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

          3.3.     Individual Limits. Subject to adjustment as provided in Section 3.4, no Participant may be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Performance Awards, or any combination thereof relating to more than 2,000,000 Shares under the Plan during any fiscal year. In addition to the foregoing, the maximum dollar value that may be paid to any Participant in Qualified Performance-Based Awards denominated in cash in any fiscal year shall be $10,000,000, including any amounts earned during such fiscal year and deferred. If an Award is cancelled, the cancelled Award shall continue to be counted towards the limitations set forth in this Section 3.3.

          3.4.     Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

          (a)          In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum share limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

          (b)          In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various share maximum limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

          (c)          In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Corporation (as defined below in Section 10.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Corporate Transaction (as well as any corresponding adjustments to Awards that remain based upon Company securities).

          (d)          The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items as approved by the Committee, including without limitation certain litigation and in-process research and development, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles, under rules promulgated by the Securities and Exchange Commission, or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that (i) in the case of Performance Goals applicable to any Qualified Performance-Based Award, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption, and (ii) the determination whether any such adjustments will apply to a Qualified Performance-Based Award is made at such time and in such a manner as is necessary to ensure that such Qualified Performance Based Award does not fail to qualify for the Section 162(m) Exemption.

          3.5.     Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.4 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4. Eligibility.

          4.1.     Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights.

          5.1     Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefor (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

          5.2.     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

          5.3.     Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

          5.4.     Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

          5.5.     Exercise Price. Except in respect of Replacement Awards or Substitute Awards, the exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

          5.6.     Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

          5.7     Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant, provided, however, that up to five percent of the Shares available for grant as Options or Free-Standing SARs may be issued without regard to the foregoing provision.

          5.8     Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee (which approval may be set forth in the applicable Award Agreement or otherwise), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

          (b)          To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

          (c)          Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

          5.9.     Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 15.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

          5.10.     Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

          5.11.     No Dividend Equivalents. No award of dividend equivalents may be granted with respect to any Option or SAR granted under this Plan.

          5.12.     No Repricing. Notwithstanding any other provision of this Plan, in no event may any Option or SAR be amended, other than pursuant to Section 3.4, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

SECTION 6. Restricted Stock (Including Performance-Based Restricted Stock).

          6.1.     Nature of Award; Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. “Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

          6.2.     Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

          (a)          The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Stock) need not be the same with respect to each Participant.

          (b)          Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be issued without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock granted in respect of such five percent of Shares.

          (c)          Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

          (d)          If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

          6.3.     Rights of Shareholder. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 7. Restricted Stock Units (Including Performance Units).

          7.1.     Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which are subject to the attainment of Performance Goals. In the event that the Committee grants Performance Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

          7.2.     Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

          (a)          The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

          (b)          Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock Units granted in respect of such five percent of Shares.

          (c)          Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, during the Restriction Period the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

          (d)          The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.5 below).

SECTION 8.     Other Stock-Based Awards. Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan and the applicable Award Agreement, any Other Stock-Based Award that is a Full-Value Award (and is not an Award of unrestricted stock) shall be subject to a vesting period of at least three years following the Grant Date; provided that a vesting period of at least one year is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that any Other Stock-Based Award may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Other Stock Based-Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the Grant Date without regard to the foregoing requirements.

SECTION 9.     Performance Cash Awards. Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

SECTION 10.     Change of Control Provisions.

          10.1.     Impact of Event. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.

          (a)          Upon a Change of Control, (i) all then-outstanding Options and SARs shall become fully vested and exercisable, and any Full-Value Award (other than a Performance Award) shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10.1(b) (any award meeting the requirements of Section 10.1(b), a “Replacement Award”) is provided to the Participant pursuant to Section 3.4 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and immediately payable in an amount equal to the full value of such Performance Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change of Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such Performance Award have been fully achieved as of the date of such Change of Control.

          (b)          An Award shall meet the conditions of this Section 10.1(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value at least equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the Surviving Corporation following the Change of Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 10.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

          (c)          Upon a Termination of Employment of a Participant occurring in connection with or during the two years following the date of a Change of Control, by the Company other than for Cause or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Replacement Award, and (ii) all Options and SARs held by the Participant immediately before the Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable until the earlier of (1) the third anniversary of the Change of Control and (2) the expiration of the stated Term of such Option or SAR; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

          10.2.     Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Act) or 30% or more of either (i) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) an acquisition pursuant to a transaction that complies with Sections 10.2(c)(i), 10.2(c)(ii), and 10.2(c)(iii) below;

          (b)          Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

          (c)          The consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          10.3.     Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11.6.

SECTION 11.     Qualified Performance-Based Awards; Performance Cash Awards.

          11.1.     Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, prior to the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods on terms consistent with Section 1.2(ff)(iii).

          11.2.     Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11.2.

          11.3.     Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

          11.4.     Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

          11.5.     Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

          11.6.     Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 12.     Term, Amendment, and Termination.

          12.1.     Effectiveness. The Plan was approved by the Board on June 26, 2008 (the “Effective Date”), subject to and contingent upon approval by the shareholders of the Company.

          12.2.     Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.

          12.3.     Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code or stock exchange rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

          12.4.     Amendment of Awards. Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted; provided, that no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 13.     Forfeiture.

          13.1.     Forfeiture. All Awards under this Plan shall be subject to forfeiture or other penalties pursuant (a) to the Medtronic, Inc. Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable Award Agreement.

          13.2.     Effect of Change of Control. Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement, this Section 13 shall not be applicable to any Participant following a Change of Control.

SECTION 14.     Unfunded Status of Plan. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.     General Provisions.

          15.1.     Conditions for Issuance. The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

          15.2.     Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

          15.3.     No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

          15.4.     Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

          15.5.     Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.5.

          15.6.     Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

          15.7.     Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

          15.8.     Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

          15.9.     Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws.

          15.10.     Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

          15.11.     Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

          15.12.     No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

          15.13.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

          15.14.     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

          15.15.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          15.16.     Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

          15.17.     Government and Other Regulations. Notwithstanding any other provision of the Plan:

          (a)          No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b)          If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any Shares or any other securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

          15.18.     Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

          15.19.     No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

          15.20.     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          15.21.     Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.